Exhibit 10.6(a)

                              COMPENSATION PROGRAM
                                  FOR DIRECTORS
                              --------------------


     RESOLVED, that the resolutions of the Board of Directors adopted at its meeting held on 15 October 1998, be, and the same hereby are, amended, effective as of 1 April 2000, to read in their entirety as follows:

         a. Each director who is not an employee of the Company shall be paid an annual retainer of $48,000 for serving as a member of the Board of Directors and any Committee(s) of the Board, which retainer shall be payable in quarterly installments. For directors who have never been employed by the Company, 25% of this retainer will be paid by the Company in the form of a credit to the Air Products Stock Account of the Deferred Compensation Plan for Directors.

         b. Each director who is not an employee of the Company who serves as the Chairman of a Committee of the Board shall be paid an additional annual retainer of $5,000, which retainer shall be payable in quarterly installments.

         c. Directors who are not employees of the Company shall be reimbursed for out-of-pocket expenses incurred in attending regular and special meetings of the Board and Committees thereof and any other business function of the Company at the request of the Chairman of the Board. Expenses will be reimbursed as submitted.


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         d.  Deferred stock units under the Air Products Stock Account of the
             Deferred Compensation Plan for Directors shall be credited as follows:

             (1) Upon initial election to the Board, 1,000 deferred stock units shall be credited to each person who has never been employed by the Company and who is first elected a director effective on or after 1 April 2000, and

             (2) On 1 April 2000, 350 deferred stock units, and annually beginning in 2001, immediately following the annual meeting of shareholders, 1,000 deferred stock units shall be credited to each director who has never been employed by the Company who is serving as a director of the Company as of such date or following such annual meeting, respectively.


                                               APCI BOARD OF DIRECTORS
                                               16 March 2000


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